UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 17, 2014

Equity One, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive

North Miami Beach, Florida 33179

(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective March 17, 2014, the Board of Directors of Equity One, Inc. (the “Company”) amended and restated the Company’s Bylaws to add a provision designating the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for derivative claims brought on behalf of the Company, claims against any director, officer or other employee of the Company alleging a breach of duty owed to the Company or its stockholders, claims against the Company or any director, officer or other employee of the Company arising pursuant to any provision of the Maryland General Corporation Law or the Company’s charter or Bylaws, claims against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of the Company’s stock (either on his, her or its own behalf or on behalf of any series or class of shares of stock of the Company or any group of stockholders of the Company) against the Company or any director, officer or other employee of the Company, unless the Company consents to an alternative forum. The summary of this provision is qualified in its entirety by reference to the Amended and Restated Bylaws of the Company, which are filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1 — Amended and Restated Bylaws of Equity One, Inc., as adopted on March 17, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2014	EQUITY ONE, INC. (Registrant)

	By:	/s/ Aaron Kitlowski
Aaron Kitlowski Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document

3.1	Amended and Restated Bylaws of Equity One, Inc., as adopted on March 17, 2014.